Exhibit 10.2

                       CONSULTING AGREEMENT

          This CONSULTING AGREEMENT ("Agreement") dated as of November
12 , 2004, by and between VidRev Technologies Inc., incorporated under the laws of the state of Florida, with its principal offices at 1875 Century Park East, #700, Los Angeles, California 90067 (the "Company") and Sy Eisenberg, an individual and independent contractor, with his primary residence at 5025 Collins Avenue, Apartment 704, Miami Beach, Florida 33140 (the "Consultant").

          WHEREAS, the Company is in the business of licensing and operating products used for video telephony, video conferencing, Internet broadcasting and compression and transmission of electronic files, in connection with the World Wide Web, and has the exclusive United States license for the distribution of the product known as the VidPhone.
          WHEREAS, the Consultant is an individual with extensive experience in business development and can provide business advice, foster business relationships and support marketing efforts for the Company.

          WHEREAS, the parties desire to enter into a consulting agreement on the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the mutual promises and benefits set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. Services. Upon the terms and subject to the conditions of this Agreement, the Consultant agrees to provide consulting services to the Company relating to the promotion of the Company, the marketing of the company's products, the initial launch and marketing campaign of the VidPhone and other services, as may be requested by the Company. Consultant will also serve as a member of the Company's Board of Directors.

          2. Term. This Agreement shall commence as of November 12, 2004 and shall continue in effect until November 11, 2006, unless otherwise terminated pursuant to this Agreement (the "Term"). The Term shall automatically renew for successive one-year periods. Either party may terminate this Agreement for any reason and at any time by providing the other party with thirty (30) days prior written notice, however both parties' obligations will continue to the end of such notice period. In the event this Agreement is terminated by either party, the Company shall pay the Consultant the Compensation accrued through the date of his termination.

          3.   Duties; Extent of Services.

               (a)  Duties.  During the Term of this Agreement, the
Consultant shall have the title of Manager, Business Development and the Consultant's services shall include, but are not limited to assisting with:
(i) directing and supervising the business development of the VidPhone product and any other subsequent product offerings; (ii) identifying and securing potential Clients (as defined herein); (iii) engaging in direct marketing of the Company's services; (iv) assisting in negotiating and implementing License Agreements with Clients; and (v) recruiting potential officers, executives and staff of the Company

               (b) Board Appointment. Consultant has been elected and will serve on the Board of Directors of the Company for an initial two-year term. Upon receipt of written notice, the Consultant shall attend approximately four (4) Board meetings per calendar year. In consideration for the Consultant's attendance at the Company's Board meetings, the Company agrees to pay the Consultant Two Thousand, Five Hundred Dollars ($2,500.00) per meeting attended by the Consultant as well as reasonable travel expenses. The Company will also issue five hundred (500) shares of common stock par value $0.0001 per share in the Company ("Common Stock") to the Consultant for each meeting attended.

               (c) The Consultant acknowledges that he has been informed that the Company currently has Directors and Officers Insurance ("D&O Insurance"). The Consultant has been advised to take whatever additional steps he deems necessary to adequately protect his interests.

               (d) Extent of Services. The Consultant acknowledges that he is expected to devote reasonable time and attention to the business of the Company and use reasonable efforts to promote the interests of the Company; assist in necessary follow-up activities; and assist with negotiating transactions between the Company and Clients.

                    (i) Consultant and the Company agree that Consultant will at all times be engaged as an independent contractor. In performing services under this Agreement, Consultant shall not act as an employee of the Company for any purpose whatsoever. Notwithstanding what would otherwise be permitted within Consultant's capacity as a member of the Board of Directors, Consultant shall have no power or authority to incur or create any obligations or liability of any kind for or on behalf of the Company except as the Company shall expressly authorize in writing in each instance and Consultant shall not at any time enter into any contract with any person, firm or company that shall purport to bind the Company in any manner whatsoever without specific written authority obtained from the Company in advance, and any such contract entered into by Consultant without such written authority shall not be binding upon the Company.

                    (ii) Consultant affirms that he operates an independent business and is responsible for payment of all tax and related obligations arising under any state, federal or local statute.

                    (iii) While this Agreement is in effect and thereafter, Consultant is free to perform services for persons or entities other than the Company and/or Clients (as herein defined), provided that such service does not conflict with this Agreement.

                    (iv) It is agreed that Consultant may not render services to any existing or potential competitors of the Company in the United States for the duration of this Agreement and for three (3) months thereafter without the Company's prior written consent.

                    (v) Consultant shall utilize his own independent judgment and discretion in the performance of his consulting services without supervision or right to supervise or control as to the means and manner, including location and sequencing of performance, by the Company.

                    (vi) Consultant shall provide his own tools, equipment or other materials as needed.

                    (vii) Consultant may perform his services from any location. If Consultant seeks to utilize facilities provided by the Company, he must obtain the Company's prior consent in each instance.

                    (viii)    Consultant shall be reimbursed for
reasonable travel or other costs or expenses incurred, with the prior approval of the Company, in connection with this Agreement.

                    (ix) Consultant may take reasonable time off without the Company's prior approval.

                    (x) Consultant is not required to identify himself as a representative of the Company.

          4. Compensation. In consideration of the services rendered by the Consultant hereunder, the Company shall compensate the Consultant in the issuance of shares of Common Stock in the Company in the manner set forth in the following compensation chart shown as Schedule A and Schedule B:

               (a) The Consultant shall only be eligible to receive the above-referenced commissions if, (i) he introduces Clients to the Company (Schedule A); (ii) he is directly involved in negotiating the transaction between the Company and Client (Schedule B); (iii) the transaction results in the execution of a License Agreement (as defined herein) between the Company and Client; and (iv) the Company has received payment pursuant to such License Agreement and/or the Client fulfills its payment obligation to the Company.

               (b) The Consultant acknowledges that the Revenue generated from licensing fees will be calculated on an annual basis from the execution of the License Agreement through the one year anniversary date of such License Agreement. The Consultant further acknowledges that issuance of any common Stock pursuant to Section 4 will be made within forty-five (45) days of the one-year anniversary date of such License Agreement (each such anniversary date, an "Issuance Date").

               (c) To the extent the Consultant is only partially involved in the activities described in Section 4(a), (i.e., only introduces the Client to the Company) the Company's Chief Operating Officer (the "COO") shall in his sole and absolute discretion allocate any commission the COO deems appropriate under the circumstances, if any, between the Consultant and any other person who participated in the activities described in Section 4(a).

               (d) Consultant hereby acknowledges that for purposes of future compensation only the Company will set the value of one share of Common Stock at $5.00 (the "Market Price") and the aggregate value of 540,000 shares of Common Stock in the foregoing example in Section 4 will be set $2,700,000 (the "Aggregate Value"). In the event the average closing price per share of Common Stock for the preceding 10 days of an Issuance Date exceeds the Market Price, the Board of Directors, in its sole and absolute discretion, may reduce the number of shares issuable to Consultant on such Issuance Date (the "Adjusted Amount"); provided that, the Adjusted Amount shall not be less than the quotient of: (x) Aggregate Value, divided by (y) the Market Price.

               (e) The Company will not deduct or withhold any federal, state or local income taxes from the payments made to Consultant. Company shall issue to Consultant a Form 1099 in connection with the payments. Consultant shall be solely responsible for the payment of any taxes due on fees paid to him by the Company.

               (f) Compensation under Section 3(b) shall not be subject to any of the terms of Section 4 relating to compensation for consulting services.

          5.   Additional Compensation.

               (a) The Consultant acknowledges that upon execution of this Agreement, he will receive 300,000 shares of restricted Common Stock in the Company. Of this number of shares, 45,000 shall constitute a signing bonus, and 255,000 shall be deemed as compensation. The Consultant acknowledges that these shares of restricted Common Stock in the Company are being issued in consideration for services rendered.

          6.   Registration of Shares.

               (a) The Consultant acknowledges that any shares of Common Stock to be issued hereunder have not been registered under the Securities Act of 1933, as amended, (the "Securities Act") and are being issued in reliance on exemptions from the registration requirements of the Securities Act; that the Common Stock is subject to restrictions on transferability and resale and may not be offered, sold, pledged, hypothecated or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act or exempt from such registration, and the Company receives an opinion of counsel acceptable to it to the effect that such registration is not required. The Consultant hereby agrees that the following or similar legend may be placed prominently on the face or back of the certificates evidencing the Common Stock:

          "The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws and may not be offered, sold, pledged, hypothecated or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws, unless exempt from such registration and the issuer receives an opinion of counsel satisfactory to the issuer that an exemption from registration is available."

          7. Benefits. The Consultant acknowledges that as a result of his independent contractor status he shall not be eligible to participate in any Company-sponsored benefit plans provided to the Company's employees including but not limited to group health insurance, medical and hospitalization coverage or stock option plan.

          8.   Confidentiality.

               (a) Importance of Confidential Information. In the course of performing his responsibilities under this Agreement, the Consultant may be exposed to or acquire information regarding the business, projects, operations, finances, activities, research, development, products, technology, technology architecture, business models, plans or processes, marketing plans, customers, finances, personnel data, procurement processes or strategies or suppliers of the Company, its Clients, or their respective directors, officers, employees, agents or customers, including, without limitation, any idea, proposal, plan, procedure, technique, formula, technology, or method of operation (collectively, "Confidential Information"). Without limiting the foregoing, Confidential Information shall also include all written or oral information relating to the Company and/or its Clients, or their respective directors, officers, employees, agents or customers, that given its nature or the context of disclosure should reasonably be understood to be confidential. The Consultant agrees to hold Confidential Information in strict confidence, to use such information for no purpose other than as necessary for the performance of his obligations hereunder, and to make no disclosure of such information except in accordance with the terms of this Agreement and in relation to his duties hereunder. The Consultant hereby acknowledges that the use by the Consultant for his own account or the disclosure by the Consultant to any existing or potential competitors of the Company of any Confidential Information could place the Company at a serious competitive disadvantage, and could do serious and irreparable damage, financial or otherwise, to the business of the Company.

               (b) No Right to Disclose Confidential Information. By reason of Section 6(a) above, the Consultant hereby covenants and agrees that he shall not, at any time, directly or indirectly, reveal, divulge or make known to any Person (as herein defined) (other than the Company) or use for his own account, or for the account of any Person (other than the Company), any Confidential Information of which he becomes aware during the Term.

               (c) Exclusion from Definition of Confidential Information. The term "Confidential Information" shall not include (i) the Consultant's general expertise, knowledge and experience in any business including any business in which the Company is engaged; and (ii) any information which (A) has become available to the general public without fault on the part of the Consultant; (B) has been received by the Consultant at any time from a source other than the Company, its agents, representatives or employees, lawfully having possession of such information without an obligation of confidentiality; or (C) has been in the public domain or been part of a printed publication available to the public.

               (d) Return of Confidential Materials. Upon the termination of this Agreement, Consultant promises and agrees to return to the Company all records, documents, files, papers and other materials or property belonging to the Company and/or its Clients.

          9. Indemnification. Consultant hereby agrees to indemnify, defend and hold harmless the Company and its members, employees and their respective successors, assigns and affiliates from and against any and all damages caused by, resulting from or arising out of the negligence or willful misconduct of Consultant in connection with the services provided by Consultant to the Company or its Clients under this Agreement.

          10. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

               (a) "Client" or "Clients" means, in relation to the Company, (i) any customer, vendor or licensee of the Company during the Term; or (ii) any potential customer, vendor or licensee of the Company who has been targeted as a potential Client or with whom the Company is involved in discussions relating to a current or future transaction related to their businesses during the Term.

               (b) "License Agreement" means an agreement granting a Client the right to market and distribute VidRev Technologies, Inc. products and software in accordance with the terms and conditions set forth by the Company.

               (c) "Person" means any individual, partnership, corporation, limited liability company, association, business trust, joint venture, governmental entity, business entity or other entity of any kind or nature.

               (d) "Revenue" means all fees received by the Company pursuant or relating to License Agreements, including any related services agreements, excluding taxes paid to a government entity.

          11. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, and any successor to the Company (whether by purchase, lease, merger, consolidation, liquidation or otherwise) or a purchaser of all or substantially all of the Company's business and/or assets if it shall assume the obligations under this Agreement and agree expressly to perform the obligations of the Company under this Agreement. Neither this Agreement nor any right or interest hereunder may be assigned by the Consultant, his beneficiaries, or legal representatives without the prior written consent of the Company; provided, however, that nothing in this Section 10 shall preclude (i) the Consultant from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Consultant or his estate from assigning any rights hereunder to distributees, legatees, beneficiaries, testamentary trustees or other legal heirs of the Consultant. Nothing contained herein shall prohibit the Company from assigning its rights and obligations hereunder to any affiliate, subsidiary or related entity of the Company.

          12. Arbitration. In the event of any dispute arising out of or relating to this Agreement, the matter shall be resolved by arbitration pursuant to the then current Rules of the American Arbitration Association ("AAA"). Arbitration shall be initiated by one party's making a written demand on the other party and simultaneously filing copies of the demand, together with the required fees, with the regional office of the AAA. Within fifteen (15) days after their appointment, each party shall designate one party arbitrator. These two arbitrators shall, within fifteen (15) days of meeting with the AAA, select a third arbitrator. In the event that the first two arbitrators are unable to agree upon the third arbitrator, then the arbitrators shall apply to the AAA to designate and appoint a person as the third arbitrator. In the event the party upon whom the original arbitration demand was served shall fail to designate its arbitrator within the fifteen
(15) day period, the arbitrator designated by the party requesting arbitration shall act as the sole arbitrator and shall be deemed to be the single, mutually approved arbitrator to resolve the matter. The arbitration shall be conducted in New York City, New York under the auspices of the AAA. The AAA's National Rules for the Resolution of Employment Disputes shall govern all proceedings unless otherwise provided herein. In case of conflict between the AAA's National Rules for the Resolution of Employment Disputes and this Agreement, the provisions of this Agreement shall govern. The parties expressly covenant and agree to be bound by the decision of the arbitration panel and accept any such decision as the final determination of the matter in dispute. A judgment of any court related to this arbitration may be entered upon any award made pursuant to this Section 10. The foregoing shall not apply to injunctive actions arising from Consultant's breach of the provisions contained in Section 6 of this Agreement.

          13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand, mailed by first-class registered or certified mail, postage prepaid and return receipt requested, or delivered by overnight courier addressed as set forth in the preamble hereto or at such other address as may from time to time be specified to the other party in a notice similarly given.

          14. Waiver. The failure of any party at any time to require performance of another party of any provision hereof or to resort to his remedy at law or in equity or otherwise, shall in no way affect the right of such party to require such full performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision unless expressly so stated in writing. No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver.

          15. Representations and Warranties. In accepting the terms of this Agreement, the Consultant hereby represents that he has not taken, and will not take in connection with his duties and services for the Company, any action that he reasonably believes would violate any contractual or other restriction or obligation that is binding on him or any continuing duty he may owe to others, including but not limited to a prior employer. The Consultant hereby acknowledges that the Company has specifically and definitively instructed the Consultant that all such continuing duties to others, including but not limited to, the Consultant's prior employer(s), must be respected and adhered to.

          16. Entire Agreement. This Agreement is the entire agreement among the parties hereto and, when executed and delivered by both of such parties (at which time this Agreement shall be effective), supersedes all prior agreements and communications, either oral or in writing, among such parties with respect to the subject matter contained herein.

          17. Severability. If any of the provisions, terms or conditions of this Agreement are held to be invalid or unenforceable, then the remaining provisions, terms and conditions which can be effected without such invalid or unenforceable part of the Agreement shall nonetheless remain in full force and effect.

          18. Governing Law. This Agreement and all the terms hereof shall be construed, performed and enforced in accordance with the laws of the State of Florida.

          19. Headings. The headings in this Agreement are for the convenience of the parties and do not affect, in any manner whatsoever, the interpretation or meaning of any of the terms or provisions of this Agreement.

          20. Rule of Construction Waived. The rule of construction that provides that agreements shall be construed against the drafter shall not be applied or considered in any action or proceeding to enforce any provision of this Agreement.

          21. Counterparts. This Agreement may be executed in multiple counterparts and each such counterpart shall be considered as an original. One counterpart shall be delivered to each of the parties hereto.

                     [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                              VidRev Technologies, Inc.



                              By: /s/Peter Brown
                              ------------------------
                              Name:  Peter Brown
                              Title:    Vice President



                              /s/ Sy Eisenberg
                              ------------------------
                              Sy Eisenberg
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